UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2011

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On December 22, 2011, wholly-owned subsidiaries of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), entered into a series of five related contracts with affiliates of ProLogis European Holdings (listed below) to acquire the following five separate logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located  in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; ProLogis Park Sosnowiec, located in Upper Silesia, Poland; and ProLogis Park Wrocław II, located in Wrocław, Poland (collectively, the “Poland Logistics Portfolio”).

The sellers of the Poland Logistics Portfolio are: ProLogis Poland XCI s.a.r.l., ProLogis Poland XXXIX sp. z o.o., ProLogis Poland XCII sp. z o.o., ProLogis Poland XXI sp. z o.o., and ProLogis Poland XXIX sp. z o.o. None of the sellers are affiliated with Hines Global or its affiliates. The total contract purchase price for the entire Poland Logistics Portfolio is €118.4 million Euro (approximately USD $155.0 million based on a rate of $1.3091 per Euro as of the contract date), exclusive of transaction costs and working capital reserves.

The Poland Logistics Portfolio properties were constructed between 1995 and 2009.  The Poland Logistics Portfolio consists of 2,270,056 square feet of rentable area that is 93.4% leased.  Fagor Mastercook, a manufacturer of components for household appliances and other goods, leases approximately 497,045 square feet, or 21.9% of the Poland Logistics Portfolio’s net rentable area, under a lease that expires in October 2019.  Carrefour, a food retailer, leases approximately 492,750 square feet, or 21.7% of the Poland Logistics Portfolio’s net rentable area, under a lease that expires in October 2018 (with an early termination option in March 2015).  ABC Data, a distributor of software and hardware products, leases approximately 389,869 square feet, or 17.2% of the Poland Logistics Portfolio’s net rentable area, under two leases that expire in July 2017 (covering 259,830 square feet of space) and October 2014 (covering 130,039 square feet of space with an termination option in April 2013).  The remaining space is leased to 23 tenants, none of which individually leases more than 10% of the rentable area of the Poland Logistics Portfolio.

Hines Global expects to fund the acquisition using proceeds from its current public offering and debt financing. Hines Global has not yet received any financing commitments for this acquisition and there can be no assurances that Hines Global will secure new debt financing. Hines Global paid a USD $23.1 million earnest money deposit upon the signing of the five purchase agreements.  Hines Global expects the closing of this acquisition to occur in the first quarter of 2012, subject to completing a number of customary closing conditions, which include obtaining customary regulatory approvals.  There is no guarantee that this acquisition will be consummated, and, if Hines Global elects not to close on this acquisition, it could forfeit its earnest money deposit.

In connection with the purchase of ProLogis Park Wrocław II, the parties entered into a Preliminary Share Purchase Agreement (attached hereto as Exhibit 10.1 and incorporated herein by reference) for the purchase of all of the outstanding shares of ProLogis Poland XCI sp. z o.o., which owns the property (although this agreement may be converted into an asset purchase transaction in certain circumstances using the same form of agreement attached hereto as Exhibit 10.2).  In connection with the purchase of the four other properties in the Poland Logistics Portfolio, the parties entered into agreements substantially in the form of the Preliminary Agreement for the Sale of the Perpetual Usufruct Right to a Land and the Ownership Right to a Building, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Preliminary Share Purchase Agreement, dated as of December 22, 2011, by and between ProLogis Poland XCI s.a.r.l. and "PIRAN INVESTMENTS SP. Z O.O.” NERO spółka komandytowo-akcyjna

10.2  Form of Preliminary Agreement for the Sale of the Perpetual Usufruct Right to a Land and the Ownership Right to a Building

10.3  Schedule of Omitted Agreements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to secure debt financing, consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

December 29, 2011	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Preliminary Share Purchase Agreement, dated as of December 22, 2011, by and between ProLogis Poland XCI s.a.r.l. and "PIRAN INVESTMENTS SP. Z O.O.” NERO spółka komandytowo-akcyjna
10.2	Form of Preliminary Agreement for the Sale of the Perpetual Usufruct Right to a Land and the Ownership Right to a Building
10.3	Schedule of Omitted Agreements